Exhibit 10.6

FIRST AMENDMENT TO VOTING AGREEMENTS

This First Amendment to Voting Agreements (this “Agreement”) dated November 16, 2015 (the “Execution Date”), is by and between, S. Chris Herndon, an individual (“Herndon”), Kent P. Watts, an individual (“Kent P. Watts”) and Christopher Watts, an individual (“Christopher Watts” and together with Kent P. Watts, the “Stockholders”), each a “Party” and collectively the “Parties”.

W I T N E S S E T H:

WHEREAS, Herndon and Kent P. Watts previously entered into a Voting Agreement on or around August 25, 2015 (the “Kent P. Watts Voting Agreement”);

WHEREAS, Herndon and Christopher Watts previously entered into a Voting Agreement on or around August 28, 2015 (the “Christopher Watts Voting Agreement” and together with the Kent P. Watts Voting Agreement, the “Voting Agreements”);

WHEREAS, certain capitalized terms used herein have the meanings given to such terms in the Voting Agreements;

WHEREAS, pursuant to the Voting Agreements each of the Stockholders provided Herndon a voting proxy, which provided Herndon the right to vote shares of common stock of Hydrocarb Energy Corporation (the “Company”) which they held in connection with the election or removal of the Board Percentage of the directors of the Company (the “Voting Rights”);

WHEREAS, the Voting Agreements provided that the Voting Rights would become effective at such time as Kent P. Watts had sold an aggregate of $1 million shares of restricted common stock held by him to various purchasers in private transactions, and further provided that if an aggregate in $1 million in sales was not completed by September 21, 2015 (the “Minimum Purchase Requirement”), the Voting Agreements would not go into effect and all rights thereunder would expire;

WHEREAS, the Minimum Purchase Requirement was not met by September 21, 2015 and as such the Voting Agreements did not go into effect and in fact expired;

WHEREAS, the Parties now desire to amend the Voting Agreements to remove the Minimum Purchase Requirement and provide for the Voting Agreements to be immediately effective for their stated terms as set forth in the Voting Agreements; and

First Amendment To Voting Agreements

WHEREAS, the Parties now desire to amend the Voting Agreements pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, including $10 provided by Herndon to each of the Stockholders, which consideration the Parties hereby acknowledge and confirm the sufficiency thereof, the Parties hereto agree as follows:

1.           Amendment to Voting Agreements. Effective for all purposes as of the Effective Date, Section 5(c) of each of the Voting Agreements is hereby amended, superseded and replaced in its entirety, by the following Section 5(c):

“Term. For the purposes of this Agreement, “Term” means the period from November 16, 2015, until the earlier of (a) August 19, 2017; (b) the due date of a convertible promissory note that Mr. Herndon (or any entity which Mr. Herndon is deemed to beneficially own), directly or indirectly, purchases from Herndon in Herndon’s ongoing private placement of convertible promissory notes, which convertible promissory notes are convertible into Herndon’s common stock at a conversion price of $0.75 per share; and (c) the date that the Voting Proxy provides the Stockholder at least ten (10) days written notice of his intent to terminate this Agreement.”

2.           Amendment to Voting Proxies. Effective for all purposes as of the Effective Date, Exhibit A, the Voting Proxy, of each of the Voting Agreements is hereby amended, superseded and replaced in its entirety by the form of Voting Proxy attached hereto as Exhibit A. Concurrently with their execution of this Agreement, each of the Stockholders shall execute a new replacement form of Exhibit A, which shall replace the Exhibit A which forms a part of each of the Voting Agreements, as applicable, for all purposes.

3.           Confirmation of Effectiveness of Voting Agreements. For the sake of clarity and in an abundance of caution, the Parties agree and confirm that although the Voting Agreements never went into effect and expired and terminated pursuant to their original terms on September 21, 2015, the Parties now desire to amend and revise such Voting Agreements to be in effect as of the date of the Effective Date for all purposes and such Voting Agreements shall hence force be treated as though they never expired or were terminated and instead that they became effective for all purposes as of the Effective Date.

4.           Effective Date. The “Effective Date” of this Agreement shall be November 16, 2015 for all purposes.

5.           Consideration. Each of the Parties agrees and confirms by signing below that they have received valid consideration in connection with this Agreement and the transactions contemplated herein.

First Amendment To Voting Agreements

6.           Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

(a)           Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles; and

(b)           The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected.

7.           Further Assurances. The Parties agree that, from time to time, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement and the transactions contemplated herein.

8.           Reconfirmation of Representations. Except to the extent amended or modified hereby, each of the Parties hereby reaffirm all terms, conditions, covenants, representations and warranties made in the Voting Agreements; provided further that the Parties also confirm and acknowledge all terms, conditions, covenants, representations and warranties made in the Voting Agreements to the extent amended or modified hereby.

9.           Effect of Agreement. Upon the effectiveness of this Agreement, each reference in each of the Voting Agreements to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Voting Agreements as modified or amended hereby.

10.           Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

11.           Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

First Amendment To Voting Agreements

12.           Construction. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

13.           Review and Construction of Documents. The Stockholders represent to Herndon and Herndon represents to the Stockholders, that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

14.           Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature page follows.]

First Amendment To Voting Agreements

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Execution Date to be effective as of the Effective Date.

"Herndon"

/s/ S. Chris Herndon
S. Chris Herndon

"Kent P. Watts"

/s/ Kent P. Watts
Kent P. Watts

"Christopher Watts"

/s/ Christopher Watts
Christopher Watts

First Amendment To Voting Agreements

EXHIBIT A
VOTING PROXY

The undersigned stockholder (the “Stockholder”) of common stock of Hydrocarb Energy Corp., a Nevada corporation (the “Company”), who beneficially owns that number of shares of the common stock (the “Shares”) of the Company as set forth below, on the date hereof, hereby appoints S. Chris Herndon, as proxy (the “Proxy”), with full power of substitution, for and in the name of the undersigned, to vote the Shares (and such other shares as he may come to own or have voting control over, as described in greater detail in the Voting Agreement, which this Voting Proxy is attached to as Exhibit A), as his proxy in all proceedings in which the vote or written consent of Stockholder may be required or authorized by law (including, but not limited to actual meetings of the Stockholders of the Company and written consents to action), as if the undersigned were present and voting such Shares, in connection with the election or removal of the Board Percentage of the directors of the Company, in his sole discretion as the Stockholder’s true and lawful attorney and irrevocable proxy, for and in Stockholder’s name, place and stead, to vote the Shares owned or held by Stockholder as Stockholder’s proxy regardless of whether such Stockholder actually attends any applicable meeting or signs any applicable consent, or not in connection with the Board Percentage. The “Board Percentage” equals a number of members of the board of directors of the Company equal to the then total members (or positions open for nomination at the applicable meeting or as of the applicable consent) of the Company’s Board of Directors multiplied by 0.6666 and rounded up to the nearest whole number. For example, if the Company has three (3) directors, the Voting Proxy will have the right to vote the Shares to appoint (or remove) two (2) of the three (3) directors (three (3) directors multiplied by 0.6666 = two (2)). All action to be taken on any question shall be determined by Proxy, in his sole discretion. For the sake of clarity, and in an abundance of caution, the Stockholder shall have the right, in his sole discretion to vote the Shares for any remaining directors not covered by the Board Percentage or for any other proposals voted upon by the stockholders of the Company or for which the vote of stockholders is requested at any meeting or in connection with any action(s) taken via written consent.

The undersigned hereby affirms that this Proxy is coupled with an interest and ratifies and confirms all that the Proxy may lawfully do or cause to be done by virtue hereof. This Voting Proxy shall be in effect during the Term. “Term” means the period from November 16, 2015 until the earlier of (a) August 19, 2017; (b) the due date of a convertible promissory note that Mr. Herndon (or any entity which Mr. Herndon is deemed to beneficially own), directly or indirectly, purchases from the Company in the Company’s ongoing private placement of convertible promissory notes, which convertible promissory notes are convertible into Company common stock at a conversion price of $0.75 per share; and (c) the date that the Proxy provides the Stockholder at least ten (10) days written notice of his intent to terminate this Voting Proxy.

Executed this 16th day of November 2015.

By:_______________________

Printed Name:_________________

_________________ shares of Common Stock 1

1 If held indirectly, please spell out name of holder of Shares and Shares held by each indirect party.